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                                                                 EXHIBIT 11.01

                   EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

                    Computation of Earnings Per Common Share
                    (In millions, except per share amounts)



                                                  Second Quarter    First Six Months
                                                  1996     1995      1996      1995
Net earnings                                      $ 112    $ 158     $ 224     $ 290
                                                  =====    =====     =====     =====
Primary earnings per share
   Average number of common shares outstanding     78.7     82.5      79.2      82.8
   Common share equivalents(1)                      0.9      0.7       0.9       0.6
                                                  -----    -----     -----     -----
   Average number of common shares and
     share equivalents                             79.6     83.2      80.1      83.4
                                                  =====    =====     =====     =====
Primary earnings per share                        $1.41    $1.90     $2.80     $3.48
                                                  =====    =====     =====     =====
Fully diluted earnings per share
   Average number of common shares outstanding     78.8     82.5      79.2      82.8
   Common share equivalents(1)                      0.8      0.7       0.9       0.8
                                                  -----    -----     -----     -----
   Average number of common shares and
     share equivalents                             79.6     83.2      80.1      83.6
                                                  =====    =====     =====     =====
Fully diluted earnings per share                  $1.41    $1.90     $2.80     $3.47
                                                  =====    =====     =====     =====



- - - -----------


(1) Common share equivalents of the Company represent the effect of dilutive stock options outstanding during the period.



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